

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that GOLDMAN SACHS & CO. LLC

(the "Company") does hereby make, constitute and appoint each of

Jamison Yardley, Jennifer G. Lee and Jess J. Morrison,

acting individually,

its true and lawful attorney, to execute and deliver in its name

and on its behalf whether the Company is acting individually or as

representative of others, any and all filings required to be made by

the Company under the Securities Exchange Act of 1934,

(as amended, the "Act"), with respect to securities which may

be deemed to be beneficially owned by the Company under the

Act, giving and granting unto each said attorney-in-fact power

 and authority to act in the premises as fully and to all intents and

purposes as the Company might or could do if personally present

by one of its authorized signatories, hereby ratifying and confirming

 all that said attorney-in-fact shall lawfully do or cause to be done

by virtue hereof.

 THIS POWER OF ATTORNEY shall remain in full force and effect until

the earlier of (i)April 10, 2022 and (ii) such time that it is revoked

in writing by the Company; provided that in the event the

attorney-in-fact ceases to be an employee

of the Company or its affiliates or ceases to perform the function in

 connection with which he/she was appointed attorney-in-fact

prior to such time, this Power of Attorney shall cease to have effect

in relation to such attorney-in-fact upon such cessation but shall

 continue in full force and effect in relation to any remaining

attorneys-in-fact. The Company has the unrestricted right unilaterally

to revoke this Power of Attorney.

This Power of Attorney shall be governed by, and construed

in accordance with, the laws of the State of New York, without

regard to rules of conflicts of law.

IN WITNESS WHEREOF, the undersigned has duly subscribed

these presents as of April 16, 2019.

 GOLDMAN SACHS & CO. LLC

By:  /s/ Karen P. Seymour

Name: Karen P. Seymour

Title: Managing Director

